Exhibit 99.1

Inventergy Announces Private Placement of $2.5 Million

Company Secures $2.5 million Through Sale of Series C Convertible Preferred Stock and Warrants

CAMPBELL, CA—January 22, 2016 –Inventergy Global, Inc., a Silicon Valley intellectual property company, (NASDAQ: INVT) (“Inventergy” or the “Company”), today announced that it has entered into a definitive agreement with institutional investors for the private placement of shares of convertible preferred stock and warrants to purchase shares of common stock for gross proceeds of approximately $2.5 million. Inventergy intends to use the net proceeds of the transaction for working capital and payment of existing obligations.

Inventergy will issue to the investors Series C convertible preferred stock that has no required dividends and has a conversion price of $1.50 per share, subject to adjustment. The preferred stock is initially convertible into approximately 1,666,667 shares of common stock, subject to certain adjustments, until it is converted by the investors or redeemed by the Company. The Company, at its option, may redeem the preferred stock at premiums ranging from 26% to 50% depending on the redemption date. In addition, the Company will issue to the investors warrants to purchase an aggregate of 1,416,667 shares of common stock. The warrants are exercisable for a term of five years commencing six months after the closing of the transaction at an exercise price of $1.79 per share. The conversion of the convertible preferred stock is limited to 19.99% of the currently outstanding common stock unless and until the Company receives a stockholder vote approving the conversion. The transaction is expected to close on or about January 26, 2016, subject to satisfaction of customary closing conditions.

Chardan Capital Markets acted as the exclusive placement agent for the transaction.

Joe Beyers, Inventergy’s CEO stated, “This financing represents a major milestone for Inventergy and we are extremely thankful for the support of our new and existing investors. We believe this investment helps propel our corporate trajectory towards what we view as a strong pipeline of potential revenue. It provides us with resources to execute on this pipeline and to enhance shareholder value.”

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

The Series C convertible preferred stock and warrants were offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Series C convertible preferred stock, the warrants and the common stock issuable upon the conversion of the Series C convertible preferred stock and the exercise of the warrants have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the transaction will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and the information herein is qualified in its entirety by the Current Report on Form 8-K to be filed with respect to this transaction.

About Inventergy Global, Inc.

Inventergy Global, Inc. (“Inventergy”) is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns.

 inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. Forward-looking statements are not statements of historical fact and often contain words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

For more information about Inventergy, visit www.inventergy.com.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders are urged to read the proxy statement when it becomes available, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's website, http://www.sec.gov, or for free from the Company by contacting the Secretary, Inventergy Global, Inc., 900 E. Hamilton Avenue, Suite #180, Campbell, CA, telephone: (408) 389-3510.

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

Participants in Solicitation

The Company and its directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Company common stock with respect to the proposed transaction. Information about the Company's directors and executive officers is set forth in the proxy statement for the Company's 2015 Annual Meeting of Stockholders, which was filed with the SEC on July 31, 2015. To the extent holdings of the Company's securities have changed since the amounts contained in the proxy statement for the Company's 2015 Annual Meeting of Stockholders, such changes have been or will be reflected in reports on Schedule 13D or Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction (once available). These documents (when available) may be obtained free of charge from the SEC's website http://www.sec.gov, or from the Company using the contact information above.

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008